Exhibit 6(a)





                            SELECTED DEALER AGREEMENT


Ladies and Gentlemen:

         We are the principal underwriter of Forum Funds ("Forum Funds") and distribute shares of certain of the separate investment portfolios of Forum Funds (each a "Fund" and collectively the "Funds") at their net asset value plus applicable sales charges pursuant to our Distribution Services Agreement with Forum Funds. We hereby invite you to participate as a principal in the distribution of shares of the Funds upon the following terms and conditions:

         1. You are to offer and sell shares of a Fund only at the public offering price which shall be currently in effect in accordance with the terms of the then current prospectus of the Fund. You agree to act only as principal in such transactions and shall not have authority to act as agent for the Fund, for us, or for any other dealer in any respect. All orders are subject to acceptance by us and become effective only upon confirmation by us.

         2. On each purchase of shares by you from us, the total sales charge and discount to selected dealers shall be as stated in the Fund's then current prospectus. Such sales charge and discount are subject to reductions under a variety of circumstances as described in the Fund's then current prospectus. To obtain these reductions, we must be notified when a sale takes place that would qualify for the reduced charge. There is no sales charge or discount to selected dealers on the reinvestment of dividends or distributions.

         3. As a selected dealer, you are hereby authorized (i) to place orders with the Fund for its shares to be resold by us to you subject to the applicable terms and conditions set forth in the Fund's then current prospectus governing the placement of orders by us and compensation and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in the Fund's then current prospectus.

         4. Repurchases of shares will be made at the net asset value of such shares in accordance with the Fund's then current prospectus.

         5. Both parties represent that they are members in good standing of the National Association of Securities Dealers, Inc. and both parties agree to abide by the Rules of Fair Practice of this association. Both parties represent that they are qualified to act as a broker-dealer in the states or other jurisdictions where they transact business, and agree to maintain such registrations, qualifications and membership in good standing in full force and effect throughout the term of this Agreement. Our obligations under this Agreement are subject to all of the provisions of the Distribution Services Agreement between us and Forum Funds.

         6. This Agreement is in all respects subject to Rule 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. which shall control any provisions to the contrary in this Agreement.

         7.       You agree:

         (a) To purchase shares only from us or only from your customers.

         (b) To purchase shares from us only for the purpose of covering purchase orders already received or for your own bona fide investment.

         (c) That you will not purchase any shares from your customers at prices lower than the redemption or repurchase prices then quoted by the Fund. You shall, however, be permitted to sell shares for the account of their record owners to the Fund at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction.

         (d) That if any shares confirmed to you hereunder are redeemed or repurchased by the Fund within seven business days after such confirmation of your original order, you shall forthwith refund to us the full discount reallowed to you on such sales. We shall forthwith pay to the Fund both our share of the sales charge on the original sale and the refund from you as herein provided. We shall notify you of such redemption or repurchase within ten (10) days from the date of the redemption or repurchase. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this subparagraph.

         8. We shall not accept from you any conditional orders for shares. Delivery of certificates for shares purchased and book-entry recording on the books of the Fund for shares purchased (if certificates have not been requested) shall be made by the Fund only against receipt of the purchase price, subject to deduction for the discount reallowed to you and our portion of the sales charge on such sale. Payment for the Fund shares by you shall be made on or before the settlement date specified in our confirmation at the office of our clearing agent or, at such time and place as you and we may agree from time to time. Payment for Fund shares shall be by check or wire payable to the order of Forum Funds, which reserves the right to delay issuance or transfer of shares until such payment is available in investable Federal Funds. If such payment is not received by us, we reserve the right, without notice, forthwith either to cancel the sale, or, at our option, to sell the shares ordered back to the Fund, and in either case, we may hold you responsible for any loss, including loss of profit, suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

         9. You will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and State securities laws, as well as with all undertakings made by any Fund with any state in connection with the sale of shares in such state to the extent such undertakings are communicated to you, including any applicable requirements to deliver confirmations to your customers, and in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made, a copy of the Fund's then current prospectus and statement of additional information, if requested. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing herein contained however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any securities to waive compliance with any provision of the Securities Act of 1933, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the Securities Act of 1933. We shall advise you as to the states or other jurisdictions in which shares of the Fund have been qualified for sale under, or are exempt from the requirements of the respective securities laws of such states and jurisdictions and any undertakings made by any Fund with any state in connection with the sale of shares in such states.

         10. No person is authorized to make any representations concerning shares of a Fund except those contained in the Fund's then current prospectus and printed information issued by the Fund or by us as information supplemental to the prospectus. We shall supply you with prospectuses, reasonable quantities of supplemental sales literature and additional information as issued or as requested by you. You agree not to use other advertising or sales material relating to a Fund unless approved in writing by us in advance of such use. Any printed information furnished by us other than the then current prospectus, periodic reports and proxy solicitation materials are our sole responsibility and are not the responsibility of the Fund and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith. You shall have no responsibility with regard to the accuracy or completeness of any of the printed information furnished by us and you shall be held harmless from and against any cost or loss arising therefrom.

                  You agree to hold us harmless and indemnify the Funds and us in the event that you, or any of your sales representatives, violates any federal or state law, rule or regulation or any provision of this agreement which may result in any damage, liability or expense to the Funds or their trustees, or to us.

         11. Either party to this Agreement may cancel this agreement by giving written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or member thereof or was mailed postpaid or delivered in a telegraph office for transmission to the other party at his or its address as shown below. This Agreement may be amended by us at any time, any such amendment to be effective upon delivery to you, and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.

         12. This Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

         13. Any notice or communication to Forum shall be duly given if mailed, telegraphed, telecopied or hand delivered to Forum Financial Services, Inc. at the following address:

                                    Forum Financial Services, Inc.
                                    Attention:  Legal Department
                                    Two Portland Square
                                    Portland, Maine  04101


                                                     Very truly yours,

                                                  FORUM FINANCIAL SERVICES, INC.



                                                     By:      /S/JOHN Y. KEFFER
                                                              John Y. Keffer
                                                              President


Firm Name__________________________________________________________________

Address____________________________________________________________________

City________________________________________ State __________ Zip Code _______


ACCEPTED BY (signature)

Name __________________________________________ Title ______________________

Date ______________________________________________________________________